UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

PRIMEDIA Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 31, 2006, PRIMEDIA Inc. (the “Company”) announced the appointment of Steve Parr as President of PRIMEDIA’s Enthusiast Media division.

The Company also announced that it has promoted Kim Payne to CFO of Consumer Source Inc., the Company’s Consumer Guides Segment.

A copy of the press release issued by the Company announcing the appointments is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc.
(Registrant)

Date: July 31, 2006	/s/ Christopher A. Fraser
Christopher A. Fraser
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of PRIMEDIA Inc. dated July 31, 2006